Exhibit 99.1

ChannelAdvisor Announces Second Quarter 2018 Financial Results
Revenue of $32.7 million increases 9 percent year-over-year and exceeds guidance
GAAP net loss of $(2.8) million
Adjusted EBITDA of $1.1 million exceeds guidance

Research Triangle Park, NC - August 9, 2018 - ChannelAdvisor Corporation (NYSE: ECOM), a leading provider of cloud-based e-commerce solutions that enable retailers and brands to increase global sales, today announced its financial results for the quarter ended June 30, 2018.

"We were pleased with our results in the second quarter. We enjoyed continued momentum from expanding strategic partnerships, and improved efficiency allowed us to deliver margin improvement faster than anticipated. Continued strength in GMV makes us optimistic about our outlook for the remainder of the year," said David Spitz, CEO of ChannelAdvisor.
Second Quarter 2018 Financial Results

•	Total revenue was $32.7 million for the second quarter of 2018, an increase of 9 percent compared with total revenue of $30.0 million for the second quarter of 2017.

•
GAAP net loss was $(2.8) million for the second quarter of 2018 compared with GAAP net loss of $(4.0) million for the second quarter of 2017. GAAP net loss per share was $(0.10) for the second quarter of 2018, based on 27.2 million weighted average shares outstanding, compared with GAAP net loss per share of $(0.15) for the year-ago period, based on 26.4 million weighted average shares then outstanding.

•
Non-GAAP net loss, which excludes non-cash stock-based compensation, was $(0.4) million for the second quarter of 2018 compared with a non-GAAP net loss of $(0.6) million for the second quarter of 2017.

•
Adjusted EBITDA, a non-GAAP measure, was $1.1 million for both the second quarters of 2018 and 2017. Adjusted EBITDA for both the second quarters of 2018 and 2017 excludes depreciation, amortization, income tax expense, interest income (expense) and stock-based compensation expense.

•	Cash and cash equivalents as of June 30, 2018 totaled $50.9 million, compared with $53.4 million as of December 31, 2017.
Recent Business Highlights

•
Average revenue per customer, calculated on a trailing twelve-month basis, increased 10 percent to $45,029 for the twelve months ended June 30, 2018, compared with $41,029 for the twelve months ended June 30, 2017. Total customer count was 2,829 at the end of the second quarter of 2018, compared with 2,906 customers at the end of the second quarter of 2017.

•
Fixed subscription fees were 76 percent of total revenue and variable subscription fees were 24 percent of total revenue for the second quarter of 2018. This compares to 75 percent and 25 percent, respectively, for the second quarter of 2017.

•	Added new customers during the second quarter of 2018, including Keurig, Lenovo and Mondelez International and significantly expanded relationship with Xerox.

•
In August, ChannelAdvisor announced an expanded strategic alliance with Google to support its new program, Shopping Actions. With the addition of Shopping Actions support to ChannelAdvisor’s suite of Google retail solutions, brands and retailers can now leverage the ChannelAdvisor platform to list, manage, promote and sell their products across Google’s surfaces.

Financial Outlook
Based on information available as of today, ChannelAdvisor is issuing the following guidance for the third quarter and full year 2018:
Third Quarter 2018

•	Total revenue between $31.4 million and $31.8 million.

•	Adjusted EBITDA between $0.5 million and $0.9 million.

•	Stock-based compensation expense between $3.0 million and $3.4 million.

•	Weighted average shares outstanding of 27.3 million.

Exhibit 99.1

Full Year 2018

•	Total revenue between $130.5 million and $131.5 million.

•	Adjusted EBITDA between $7.8 million and $8.8 million.

•	Stock-based compensation expense between $11.1 million and $11.6 million.

•	Weighted average shares outstanding of 27.2 million.
Refer to the "Adjusted EBITDA Guidance Reconciliation" table included with the financial tables at the end of this release for the reconciliation to the most comparable GAAP financial measure.
Conference Call Information

What:	ChannelAdvisor Second Quarter 2018 Financial Results Conference Call
When:	Thursday, August 9, 2018
Time:	4:30 p.m. ET
Live Call:	(855) 638-4821, Passcode 3092579, Domestic
(704) 288-0612, Passcode 3092579, International
Webcast:	http://ir.channeladvisor.com (live and replay)
Key Financial and Operating Metrics
Average revenue per customer is revenue for a particular period divided by the average monthly number of customers during the period, which is calculated by taking the sum of the number of customers at the end of each month in the period and dividing by the number of months in the period.
Number of customers includes all customers who subscribe to at least one of the company's solutions.
Non-GAAP Financial Measures
This press release contains the following non-GAAP financial measures: non-GAAP net loss and adjusted EBITDA.
ChannelAdvisor believes that these non-GAAP measures of financial results provide useful information to management and investors relating to ChannelAdvisor’s financial condition and results of operations. The company’s management uses these non-GAAP measures to compare the company’s performance to that of prior periods for trend analyses, and for budgeting and planning purposes. The company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the company’s financial measures with other software companies, many of which present similar non-GAAP financial measures to investors, and that it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making.
Management of the company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in the company’s financial statements. In order to compensate for these limitations, management presents non-GAAP financial measures together with GAAP results. Non-GAAP measures should be considered in addition to results and guidance prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release. ChannelAdvisor urges investors to review the reconciliation and not to rely on any single financial measure to evaluate the company’s business. In addition, other companies, including companies in our industry, may calculate similarly named non-GAAP measures differently than we do, which limits their usefulness in comparing our financial results with theirs.
About ChannelAdvisor
ChannelAdvisor (NYSE: ECOM) is a leading e-commerce cloud platform whose mission is to connect and optimize the world’s commerce. For nearly two decades, ChannelAdvisor has helped retailers and brands worldwide improve their online performance by expanding sales channels, connecting with consumers around the world, optimizing their operations for peak performance and providing actionable analytics to improve competitiveness. Thousands of customers depend on ChannelAdvisor to securely power their sales and optimize fulfillment on channels such as Amazon, eBay, Facebook, Google, Walmart and hundreds more. For more information, visit channeladvisor.com.

Exhibit 99.1

Cautionary Language Concerning Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook and guidance and expectations regarding our growth and that of the e-commerce industry. These forward-looking statements are made as of the date of this release and are based on current expectations, estimates, forecasts and projections, as well as the current beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond ChannelAdvisor’s control. ChannelAdvisor’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in ChannelAdvisor’s Annual Report on Form 10-K for the year ended December 31, 2017 and its Quarterly Report on Form 10-Q that will be filed for the quarter ended June 30, 2018, as well as other documents that may be filed by the company from time to time with the Securities and Exchange Commission. These documents are available on the ‘SEC Filings’ section of the Investor Relations page of our website at http://ir.channeladvisor.com. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: our reliance for a significant portion of our revenue on sales by our customers on the Amazon and eBay marketplaces and through advertisements on Google; our ability to respond to rapid changes in channel technologies or requirements; our ability to compete successfully against current and future competitors, which could include the channels themselves; our reliance in part on a pricing model under which a portion of the subscription fees we receive from customers is variable, based upon the amount of transaction volume that those customers process through our platform; our reliance on non-redundant data centers and cloud computing providers to deliver our SaaS solutions; the potential that the e-commerce market does not grow, or grows more slowly than we expect, particularly on the channels that our solutions support; challenges and risks associated with our increasing international operations; and security or privacy breaches. The forward-looking statements included in this press release represent ChannelAdvisor’s views as of the date of this press release. ChannelAdvisor undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, these forward-looking statements should not be relied upon as representing ChannelAdvisor’s views as of any date subsequent to the date of this press release.
###

Investor Contact:
Traci Mangini
ChannelAdvisor Corporation
traci.mangini@channeladvisor.com
919-228-4886

Media Contact:
Ashley Yakopec
ChannelAdvisor Corporation
ashley.yakopec@channeladvisor.com
919-249-9848

ChannelAdvisor Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)

	June 30, 2018	December 31, 2017
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$50,912	$53,422
Accounts receivable, net of allowance of $607 and $609 as of June 30, 2018 and December 31, 2017, respectively	21,210	27,452
Prepaid expenses and other current assets	14,384	16,462
Total current assets	86,506	97,336
Property and equipment, net	12,871	10,877
Goodwill	23,486	23,486
Intangible assets, net	2,198	2,503
Deferred contract costs, net of current portion	9,235	—
Long-term deferred tax assets, net	4,792	5,550
Other assets	1,342	759
Total assets	$140,430	$140,511
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$4,892	$7,243
Accrued expenses	12,022	12,611
Deferred revenue	26,023	27,143
Other current liabilities	4,410	4,477
Total current liabilities	47,347	51,474
Long-term capital leases, net of current portion	1,555	641
Lease incentive obligation	2,541	3,328
Other long-term liabilities	2,561	3,157
Total liabilities	54,004	58,600
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized, no shares issued and outstanding as of June 30, 2018 and December 31, 2017	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized, 27,278,649 and 26,601,626 shares issued and outstanding as of June 30, 2018 and December 31, 2017, respectively	27	27
Additional paid-in capital	266,222	262,805
Accumulated other comprehensive loss	(1,271)	(789)
Accumulated deficit	(178,552)	(180,132)
Total stockholders' equity	86,426	81,911
Total liabilities and stockholders' equity	$140,430	$140,511

ChannelAdvisor Corporation and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenue	$32,660	$30,004	$64,105	$58,333
Cost of revenue (1) (2) (3)	6,975	7,144	14,328	14,840
Gross profit	25,685	22,860	49,777	43,493
Operating expenses (1) (2):
Sales and marketing (3)	15,974	15,003	30,864	30,188
Research and development	5,737	5,147	11,639	10,118
General and administrative	6,708	6,678	13,159	15,208
Total operating expenses	28,419	26,828	55,662	55,514
Loss from operations	(2,734)	(3,968)	(5,885)	(12,021)
Other income (expense):
Interest income (expense), net	106	54	231	82
Other income (expense), net	(1)	13	(20)	70
Total other income (expense)	105	67	211	152
Loss before income taxes	(2,629)	(3,901)	(5,674)	(11,869)
Income tax expense	135	84	247	172
Net loss	$(2,764)	$(3,985)	$(5,921)	$(12,041)
Net loss per share:
Basic and diluted	$(0.10)	$(0.15)	$(0.22)	$(0.46)
Weighted average common shares outstanding:
Basic and diluted	27,180,435	26,380,031	26,961,102	26,219,348

(1) Includes stock-based compensation as follows:
Cost of revenue (3)	$92	$239	$309	$566
Sales and marketing (3)	728	1,172	1,480	1,918
Research and development	355	503	1,004	1,071
General and administrative	1,141	1,454	2,256	2,737
	$2,316	$3,368	$5,049	$6,292

(2) Includes depreciation and amortization as follows:
Cost of revenue (3)	$875	$1,066	$1,752	$2,150
Sales and marketing (3)	214	256	434	504
Research and development	90	111	188	222
General and administrative	300	270	585	560
	$1,479	$1,703	$2,959	$3,436

(3) Certain prior period amounts have been reclassified to conform to current period presentation. These reclassifications had no impact on our reported operating loss or net loss for the period.

ChannelAdvisor Corporation and Subsidiaries
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Six Months Ended June 30,
	2018	2017
Cash flows from operating activities
Net loss	$(5,921)	$(12,041)
Adjustments to reconcile net loss to cash and cash equivalents provided by (used in) operating activities:
Depreciation and amortization	2,959	3,436
Bad debt expense	532	113
Stock-based compensation expense	5,049	6,292
Deferred income taxes	190	155
Other items, net	(390)	(434)
Changes in assets and liabilities, net of effects from acquisition:
Accounts receivable	5,550	(2,157)
Prepaid expenses and other assets	4,373	1,193
Deferred contract costs	(3,586)	—
Accounts payable and accrued expenses	(5,398)	276
Deferred revenue	(2,326)	3,070
Cash and cash equivalents provided by (used in) operating activities	1,032	(97)
Cash flows from investing activities
Purchases of property and equipment	(656)	(543)
Payment of internal-use software development costs	(290)	(159)
Acquisition, net of cash acquired	—	(2,177)
Cash and cash equivalents used in investing activities	(946)	(2,879)
Cash flows from financing activities
Repayment of capital leases	(1,837)	(2,439)
Proceeds from exercise of stock options	1,004	339
Payment of statutory tax withholding related to net-share settlement of restricted stock units	(1,569)	(2,494)
Cash and cash equivalents used in financing activities	(2,402)	(4,594)

Effect of currency exchange rate changes on cash and cash equivalents	(194)	29
Net decrease in cash and cash equivalents	(2,510)	(7,541)
Cash and cash equivalents, beginning of period	53,422	65,420
Cash and cash equivalents, end of period	$50,912	$57,879

Reconciliation of GAAP Gross Profit and GAAP Gross Margin to Non-GAAP Gross Profit and Non-GAAP Gross Margin
(unaudited; dollars in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenue	$32,660	$30,004	$64,105	$58,333

Gross profit (GAAP)	$25,685	$22,860	$49,777	$43,493
Plus: Stock-based compensation expense included within cost of revenue	92	239	309	566
Gross profit (Non-GAAP)	$25,777	$23,099	$50,086	$44,059
Gross margin (GAAP)	78.6%	76.2%	77.6%	74.6%
Gross margin (Non-GAAP)	78.9%	77.0%	78.1%	75.5%

Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses
(unaudited; in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Operating expenses (GAAP)	$28,419	$26,828	$55,662	$55,514
Less: Stock-based compensation expense included within operating expenses	2,224	3,129	4,740	5,726
Less: One-time charge for VDAs related to sales taxes	—	—	—	2,539
Operating expenses (Non-GAAP)	$26,195	$23,699	$50,922	$47,249

Reconciliation of GAAP Loss from Operations and GAAP Operating Margin to Non-GAAP Loss from Operations and Non-GAAP Operating Margin
(unaudited; dollars in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenue	$32,660	$30,004	$64,105	$58,333

Loss from operations (GAAP)	$(2,734)	$(3,968)	$(5,885)	$(12,021)
Plus: Stock-based compensation expense	2,316	3,368	5,049	6,292
Plus: One-time charge for VDAs related to sales taxes	—	—	—	2,539
Loss from operations (Non-GAAP)	$(418)	$(600)	$(836)	$(3,190)
Operating margin (GAAP)	(8.4)%	(13.2)%	(9.2)%	(20.6)%
Operating margin (Non-GAAP)	(1.3)%	(2.0)%	(1.3)%	(5.5)%

Reconciliation of GAAP Net Loss to Non-GAAP Net Loss
(unaudited; in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net loss (GAAP)	$(2,764)	$(3,985)	$(5,921)	$(12,041)
Plus: Stock-based compensation expense	2,316	3,368	5,049	6,292
Plus: One-time charge for VDAs related to sales taxes	—	—	—	2,539
Net loss (Non-GAAP)	$(448)	$(617)	$(872)	$(3,210)

Reconciliation of Net Loss to Adjusted EBITDA
(unaudited; in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net loss	$(2,764)	$(3,985)	$(5,921)	$(12,041)
Adjustments:
Interest (income) expense, net	(106)	(54)	(231)	(82)
Income tax expense	135	84	247	172
Depreciation and amortization expense	1,479	1,703	2,959	3,436
Total adjustments	1,508	1,733	2,975	3,526
EBITDA	(1,256)	(2,252)	(2,946)	(8,515)
Stock-based compensation expense	2,316	3,368	5,049	6,292
One-time charge for VDAs related to sales taxes	—	—	—	2,539
Adjusted EBITDA	$1,060	$1,116	$2,103	$316

Free Cash Flow Reconciliation
(unaudited; in thousands)
	Six Months Ended June 30,
	2018	2017
Cash provided by operating activities	$1,032	$(97)
Less: Purchases of property and equipment	(656)	(543)
Free cash flow	$376	$(640)

Adjusted EBITDA Guidance Reconciliation
(unaudited; in millions)
	Third Quarter 2018		Full Year 2018
	Low	High	Low	High
Net loss (estimate)	$(4.7)	$(3.6)	$(10.2)	$(8.4)
Adjustments (estimates):
Interest (income) expense, net	0.0	(0.1)	(0.3)	(0.4)
Income tax (benefit) expense	0.2	0.1	0.6	0.5
Depreciation and amortization expense	1.6	1.5	6.1	6.0
Total adjustments	1.8	1.5	6.4	6.1
EBITDA	(2.9)	(2.1)	(3.8)	(2.3)
Stock-based compensation expense (estimate)	3.4	3.0	11.6	11.1
Adjusted EBITDA guidance	$0.5	$0.9	$7.8	$8.8